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                                                                Exhibit 23.4




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 21, 1997 (June 6, 1997 with respect to Note 4) relating to the consolidated financial statements of Jubliee Gaming Enterprises, Inc. and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.





Schechter Dokken Kanter
Andrews & Selcer Ltd


/s/ Schechter Dokken Kanter
Andrews & Selcer Ltd

Minneapolis, Minnesota
July 16, 1997